UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2021

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SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive
Spring, TX 77389
(Address of principal executive offices)(Zip Code)

(832) 796-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	SWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On September 13, 2021, the previously announced tender offers by Southwestern Energy Company (the “Company”) to purchase any and all of the Company’s 7.500% Senior Notes due 2026 (the “2026 Notes”) and up to $167 million maximum aggregate principal amount of the Company’s 4.950% Senior Notes due 2025 expired. The Company purchased the additional $1,155,000 aggregate principal amount of 2026 Notes that had been validly tendered following the previously announced early settlement date.
On September 14, 2021, the Company redeemed in full the remaining outstanding principal amount of 2026 Notes in accordance with the Company’s previously announced call for redemption.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

Dated: September 16, 2021	By:	/s/ CHRIS LACY
		Name:	Chris Lacy
		Title:	Vice President, General Counsel and Corporate Secretary